As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2956775
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 Mission Street, Suite 2375

San Francisco, California 94105

(415) 371-8300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lisa A. Conte

Chief Executive Officer and President

Jaguar Health, Inc.

201 Mission Street, Suite 2375

San Francisco, California 94105

(415) 371-8300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Donald C. Reinke, Esq.

Reed Smith LLP

1510 Page Mill Road, Suite 110

Palo Alto, California 94304

(650) 352-0500

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	68,807	$0.44	$30,275.08	$3.93
Common Stock, par value $0.0001 per share, issuable upon exercise of certain Warrants	9,077,102	$0.44	$3,993,924.88	$518.41
Total	9,145,909		$4,024,199.96	$522.34

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.

(2)          Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act, as amended, based on the average of the high and low prices reported for the shares of common stock as reported on the NASDAQ Capital Market on June 4, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 5, 2020

JAGUAR HEALTH, INC.

9,145,909 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) are offering on a resale basis from time to time an aggregate of up to 9,145,909 shares of voting common stock, par value $0.0001 per share (the “Common Stock), of Jaguar Health, Inc. (“Jaguar,” “we,” “our” or the “Company”), a Delaware corporation. Of these shares (i) 68,807 shares are outstanding and (ii) 9,077,102 are shares of Common Stock issuable upon exercise of certain warrants. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. We will, however, receive the net proceeds of any warrants exercised for cash.

The Selling Stockholders or their pledgees, assignees or successors in interest may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “JAGX.” On June 4, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.4430 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (“Crofelemer”) product is approved by the U.S. Food and Drug Administration for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly-owned subsidiary of Napo, and Jaguar was a majority-owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health’s name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for, Mytesi. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow-on indications for crofelemer and a second-generation anti-secretory product, lechlemer. In the field of animal health, we have limited activities which are focused on developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

We believe Jaguar is poised to realize a number of synergistic, value adding benefits—an expanded pipeline of potential blockbuster human follow-on indications, a second-generation anti-secretory agent, as well as a pipeline of important animal indications for crofelemer —upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at a multimillion-dollar commercial manufacturing facility that has been FDA-inspected and approved. Additionally, several of the drug product candidates in Jaguar’s Mytesi pipeline are backed by what we believe are strong Phase 2 and proof of concept evidence from completed human clinical trials.

Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple disorders. Mytesi is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation anti-secretory agent, lechlemer, is in development for cholera. Mytesi previously received orphan-drug designation for SBS.

Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded 30 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten members of the Jaguar and Napo team have been together for more than 15 years. Dr. Steven King, our executive vice president of sustainable supply, ethnobotanical research and intellectual property, and Lisa Conte, our founder, president and CEO, have worked together for more than 30 years. Together, these dedicated personnel successfully transformed crofelemer, which is extracted from trees growing in the rainforest, to Mytesi, which is a natural, sustainably harvested, FDA-approved drug.

Recent Developments

On May 22, 2020, the Company reduced the exercise price of (i) all the Series 1 warrants (the “Series 1 Warrants”) outstanding from $1.40 per share to $0.49 per share and all the Series 2 warrants (the “Series 2 Warrants”) outstanding from $2.00 per share to $0.49 per share, which Series 1 Warrants and Series 2 Warrants were originally issued as part of the Company’s July 2019 follow-on public offering, and (iii) all the warrants to purchase Common Stock previously issued in private placements by the Company in March through June of 2019 (the “Bridge Warrants”) outstanding from $2.00 per share to $0.49 per share.

Description of the Issuance of Shares of Common Stock and Warrants to Purchase Common Stock

Commitment Shares

On March 24, 2020, the Company entered into an equity purchase agreement (the “ELOC Purchase Agreement”) with Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Oasis Capital is committed to purchase, at the Company’s election, up to an aggregate of $2.0 million of shares of Common Stock from the Company (the “Put Shares”) over the 36-month term of the ELOC Purchase Agreement at a purchase price equal to $0.436 per share. In consideration for entering into the ELOC Purchase Agreement, the Company agreed to issue Oasis Capital 68,807 shares of Common Stock (the “Commitment Shares”), subject to stockholder approval, which approval the Company received at the 2020 Annual Meeting of Stockholders of the Company held on May 15, 2020. Following the issuance of the Commitment Shares, the Company is required to register for resale all of the Commitment Shares on any subsequent registration statement filed with the SEC.

Series 3 Warrants

On May 22, 2020, the Company entered into warrant exercise inducement offer letters (“Inducement Letters”) with certain accredited investors (collectively, the “Exercising Holders”), wherein the Exercising Holders agreed to immediately exercise for cash (i) Series 1 Warrants to purchase 4,572,040 shares of Common Stock, (ii) Series 2 Warrants to purchase 4,005,062 shares of Common Stock and (iii) Bridge Warrants to purchase 500,000 shares of Common Stock in exchange for the Company’s issuance of new Series 3 warrants to purchase up to 9,077,102 shares of Common Stock (the “Series 3 Warrants”) to the Exercising Holders (the “Warrant Exercise Transaction”). The Company received aggregate gross proceeds of approximately $4.45 million from the exercise of the Series 1 Warrants, Series 2 Warrants and the Bridge Warrants by the Exercising Holders.

The Series 3 Warrants have an exercise price of $0.53 per share and are exercisable beginning the earlier of (i) six months from the issuance date and (ii) receipt of the requisite Stockholder Approval (defined hereafter) and ending five years thereafter. The Series 3 Warrants have a cashless exercise feature wherein, following the requisite Stockholder Approval, each such Series 3 Warrant will be exercisable into 1.0 share of Common Stock for no consideration (the “Alternate Cashless Exercise”). The Company is required to hold a special meeting of stockholders to seek approval of the Alternate Cashless Exercise (“Stockholder Approval”) no later than 60 calendar days following May 22, 2020 and call a meeting every 90 days thereafter to the extent Stockholder Approval is not obtained, which requirement will continue until the earlier of the date that Stockholder Approval is obtained and the date that the Series 3 Warrants are no longer outstanding. The Company also agreed to file a registration statement covering the resale of the shares of Common Stock issued or issuable upon the exercise of the Series 3 Warrants no later than 30 days following the date of the Inducement Letters. Subject to limited exceptions, a holder of the Series 3 Warrants will not have the right to exercise any portion of its Series 3 Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the Exercising Holder prior to the date of issuance, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise.

The description of the ELOC Purchase Agreement, Inducement Letters and Series 3 Warrants are not complete and are qualified in their entirety by reference to the ELOC Purchase Agreement, form of Inducement Letter and form of Series 3 Warrant, which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The representations, warranties and covenants made in such agreements and instruments were made solely for the benefit of the parties to such agreements and instruments, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “JAGX.”

Jaguar Health, our logo, Canalevia, Neonorm and Mytesi are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

THE OFFERING

Common stock to be offered by the Selling Stockholders	Up to 9,145,909 shares

Shares of Common Stock outstanding before this offering	31,814,488 shares, as of June 1, 2020

Shares of Common Stock outstanding after this offering (assuming full exercise of the warrants that are exercisable for shares of Common Stock offered hereby)	40,891,590 shares

Use of Proceeds

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. However, if all of the Warrants were exercised, we would receive gross proceeds of approximately $4.8 million. We currently intend to use such proceeds, if any, for working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market symbol	“JAGX”.

RISK FACTORS

Please carefully consider the risk factor described below and those described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

If the Alternate Cashless Exercise is approved by the Company’s stockholders and the holders of the Series 3 Warrants elect to receive shares of Common Stock through the Alternate Cashless Exercise rather than through a cash exercise of its Series 3 Warrants, the resulting issuance of a large number of shares of Common Stock may have a negative effect on the trading price of our Common Stock as well as a dilutive effect.

The Series 3 Warrants to purchase up to 9,077,102 shares of Common Stock issued by the Company in connection with the Warrant Exercise Transaction have a cashless exercise feature wherein, following the receipt of stockholder approval required under Nasdaq Listing Rules, each Series 3 Warrant will be exercisable into one share of Common Stock for no consideration. Under the terms of the Inducement Letters, the Company is required to seek stockholder approval of the Alternate Cashless Exercise and the Company’s board of directors is required to recommend approval of the Alternate Cashless Exercise. Without such stockholder approval, a Series 3 Warrant would be exercisable for cash for one share of Common Stock at an exercise price of $0.53 per share. Accordingly, if the Alternate Cashless Exercise is approved by the Company’s stockholders and the holders of the Series 3 Warrants exercise their Series 3 Warrants pursuant to the Alternate Cashless Exercise, a large number of shares of our Common Stock may be issued to the holders of Series 3 Warrants without any additional consideration paid to the Company, which may have a negative effect on the trading price of our Common Stock and result in significant dilution to our stockholders.

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), which imposes, among other requirements a minimum bid requirement. The closing bid price for our common stock must remain at or above $1.00 per share to comply with Nasdaq’s minimum bid requirement for continued listing. If the closing bid price for our common stock is less than $1.00 per share for 30 consecutive business days, Nasdaq may send us a notice stating that we will be provided a period of 180 days to regain compliance with the minimum bid requirement or else Nasdaq may make a determination to delist our common stock. Our common stock traded for less than $1.00 for 30 consecutive trading days, and we received notice of this from the Listing Qualifications Staff of The Nasdaq Stock Market LLC on December 30, 2019.

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180 calendar day grace period, or until June 29, 2020, to regain compliance with the minimum bid price requirement. The minimum bid price requirement will be met if our common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period.

On April 16, 2020, Nasdaq announced it was providing relief from the minimum bid price requirement through June 30, 2020. Under the relief, the Company’s grace period to regain compliance with the minimum bid will be tolled until July 1, 2020. As such, the grace period for the Company has been effectively extended until September 10, 2020. We are diligently working to evidence compliance with the minimum bid requirement for continued listing on Nasdaq; however, there can be no assurance that we will be able to regain compliance or that Nasdaq will grant us a further extension of time to regain compliance, if necessary.

The delisting of our common stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Further, if we were to be delisted from The Nasdaq Capital Market, our common stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which it offers its securities. Moreover, there is no assurance that any actions that we take to restore our compliance with the Nasdaq minimum bid requirement would stabilize the market price or improve the liquidity of our common stock, prevent our common stock from falling below the Nasdaq minimum bid price required for continued listing again or prevent future non-compliance with Nasdaq’s listing requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The Selling Stockholders will receive all of the proceeds from this offering.

A portion of the shares covered by this prospectus are issuable upon exercise of the Series 3 Warrants. The holders of the Series 3 Warrants are not obligated to exercise their Series 3 Warrants, and we cannot predict whether holders of the Series 3 Warrants will choose to exercise all or any of their Series 3 Warrants. However, if all of the Series 3 Warrants were exercised, we would receive gross proceeds of approximately $4.8 million. We currently intend to use such proceeds, if any, for working capital and for other general corporate purposes.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, and our independent registered public accountants.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders and those shares issuable to the Selling Stockholders upon exercise of the Series 3 Warrants currently held by the respective Selling Stockholders. For additional information regarding the issuances of those shares of Common Stock and Series 3 Warrants and the relationship between the Selling Stockholders and us, see “Prospectus Summary—Description of the Issuance of Shares and Warrants to Purchase Common Stock” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The following table sets forth:

•                  the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholders;

•                  the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership of the shares of Common Stock, as of June 1, 2020;

•                  the number of shares that may be offered by the Selling Stockholders pursuant to this prospectus;

•                  the number of shares to be beneficially owned by the Selling Stockholders and their respective affiliates following the sale of any shares covered by this prospectus; and

•                  the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholders and their respective affiliates following the sale of all shares covered by this prospectus.

This prospectus generally covers the resale of all shares received by the Selling Stockholders in connection with the transactions contemplated by the ELOC Purchase Agreement and Inducement Letters, including any shares of Common Stock issued or issuable upon exercise of all Series 3 Warrants held by the Selling Stockholders.

Mr. Mailman is a former member of the Board of Directors of Napo Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary. Other than Mr. Mailman, none of the Selling Stockholders or their respective affiliates has held any position or office with us or any of our affiliates or had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities.

To our knowledge, none of the Selling Stockholders is a broker-dealer. Other than CVI Investments, Inc., none of the Selling Stockholders is an affiliate of a broker-dealer. CVI Investments, Inc. has certified to us that it acquired the shares of Common Stock being registered for its own account and at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares being registered.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Number of shares of Common Stock Owned Prior to	Maximum Number of shares of Common Stock to be Sold Pursuant to this	Number of shares of Common Stock Owned After Offering(2)
Name of Selling Shareholder	Offering	Prospectus(1)	Number	Percent
Oasis Capital, LLC (3)	1,555,415	68,807	1,555,415	4.68%
Anson Investments Master Fund LP (4)	2,500,278	2,500,000	278	*
Armistice Capital Master Fund Ltd (5)	875,000	875,000	—	*
District 2 Capital Fund LP (6)	114,500	114,500	—	*
FGP Protective Opportunity Fund (7)	1,391,000	1,391,000	—	*
CVI Investments, Inc. (8)	2,400,000	2,400,000	—	*
Sabby Volatility Warrant Master Fund, Ltd. (9)	400,000	400,000	—	*
Lind Global Macro Fund, LP (10)	129,500	129,500	—	*
WBW Trust No. One (11)	1,085,683	208,022	877,661	2.72%
EJM Trust 2012 (12)	569,895	246,708	323,187	1.02%
Joshua Mailman (13)	1,799,198	712,372	1,086,826	3.38%
PoC Capital, LLC (14)	775,315	100,000	675,315	2.08%

*                                         Represents less than 1% of the issued and outstanding shares of Common Stock as of June 1, 2020.

(1)                                 Assumes the exercise of all Warrants for Common Stock by each Selling Stockholder.

(2)                                 Assumes that each Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.

(3)                                 Represents (i) 1,431,460 shares of Common Stock issuable upon conversion of Series B-2 Preferred Stock issued to Oasis Capital, (ii) 121,307 shares of Common Stock, and (iii) a warrant exercisable for 2,648 shares of Common Stock. The Series B-2 Preferred Stock held by Oasis may be converted into Common Stock only to the extent that the total number of shares of Common Stock then beneficially owned by Oasis Capital does not exceed 9.99% of the outstanding shares of our Common Stock. The address for the reporting person is 208 Ponce de Leon Ave Ste 1600, San Juan, Puerto Rico 00918. We may elect in our sole discretion to sell to Oasis Capital up to 4,587,155 shares under the ELOC Purchase Agreement, which such shares are not presently beneficially owned by Oasis Capital as determined in accordance with the rules of the SEC.

(4)                                 Anson Advisors Inc and Anson Funds Management LP, the co-investment advisers of Anson Investments Master Fund LP (“Anson”), holds voting and dispositive power over the securities held by Anson which includes 2,500,000 shares of Common Stock issuable upon exercise of Series 3 Warrants and (ii) 278 shares of Common Sock issuable upon exercise of additional warrants owned by Anson. Such warrants may be exercised only to the extent that the total number of shares of Common Stock then beneficially owned by the Selling Stockholder does not exceed 4.99% of the outstanding shares of our Common Stock. Bruce Winson is managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each claim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KYI-9008, Cayman Islands.

(5)                                 Steven Boyd has voting and investment power over these securities. Such warrants may be exercised only to the extent that the total number of shares of Common Stock then beneficially owned by the Selling Stockholder does not exceed 4.99% of the outstanding shares of our Common Stock. The address of the Selling Stockholder is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)                                 Eric J. Schlanger has voting and investment power over these securities. Such warrants may be exercised only to the extent that the total number of shares of Common Stock then beneficially owned by the Selling Stockholder does not exceed 4.99% of the outstanding shares of our Common Stock. The address of the Selling Stockholder is 175 W. Carver St, Huntington, NY 11743.

(7)                                 Gregory Pepin has voting and investment power over these securities. Such warrants may be exercised only to the extent that the total number of shares of Common Stock then beneficially owned by the Selling Stockholder does not exceed 4.99% of the outstanding shares of our Common Stock. The address of the Selling Stockholder is 94 Solaris Avenue, 2nd Floor, Camana Bay, PO Box 30745, Grand Cayman, Cayman Islands, KY1-1203.

(8)                                 Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of these securities. Such warrants may be exercised only to the extent that the total number of shares of Common Stock then beneficially owned by the Selling Stockholder does not exceed 4.99% of the outstanding shares of our Common Stock. The address of the Selling Stockholder is c/o Heights Capital Management, Inc. 401 City Line Avenue, Suite 220, Bala Cynwyd, PA 19004.

(9)                                 Hal Mintz has voting and investment power over these securities. Such warrants may be exercised only to the extent that the total number of shares of Common Stock then beneficially owned by the Selling Stockholder does not exceed 4.99% of the outstanding shares of our Common Stock. The address of the Selling Stockholder is c/o Sabby Management, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(10)                          Jeff Easton has voting and investment power over these securities. Such warrants may be exercised only to the extent that the total number of shares of Common Stock then beneficially owned by the Selling Stockholder does not exceed 4.99% of the outstanding shares of our Common Stock. The address of the Selling Stockholder is 444 Madison Ave, Fl 41, New York, NY 10022.

(11)                          WBW Trust Number One is a Washington state trust, for which William T. Weyerhaeuser is the trustee with sole voting and investment power over these securities, which represents (i) 877,661 shares of Common Stock and (ii) 208,022 shares of Common Stock issuable upon exercise of warrants. The address of the entity is P.O. Box 1278, Tacoma, WA 98401.

(12)                          Ms. Monica Winsor has voting and investment power over these securities, which represents (i) 323,187 shares of Common Stock and (ii) 246,708 shares of Common Stock issuable upon exercise of warrants. The address of the entity is c/o Citrin Cooperman, 529 5th Avenue, 9th Floor, New York, NY 10017.

(13)                          Mr. Joshua Mailman has voting and investment power over these securities, which includes (i) 719,064 shares of Common Stock and (ii) 1,080,134 shares of Common Stock issuable upon exercise of warrants. The address of the Selling Stockholder is c/o Joseph Hastings, Citrin Cooperman, 529 5th Avenue, 9th Floor, New York, NY 10017.

(14)                          Mr. Daron Evans manages the entity and has voting and investment control over these securities, which includes 775,315 shares of Common Stock upon the exercise of warrants. The address of the Selling Stockholder is 2995 Woodside Road, Suite 400-121, Woodside, CA 94062.

PLAN OF DISTRIBUTION

The Selling Stockholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales;

•                  in transactions through broker-dealers that agree with such Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  a combination of any such methods of sale; or

•                  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, or pursuant to other available exemptions rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which all registrable securities covered by this prospectus have been sold hereunder in accordance with the plan and method of distribution disclosed herein, and (ii) the date on which all of the remaining registrable securities covered by this prospectus are eligible to be sold by holders thereof without compliance with the volume limitations or public information requirements of Rule 144 of the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon for us by Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2019 and for the fiscal year ended December 31, 2019 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of December 31, 2018 and for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020;

•                  our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 15, 2020, filed on April 13, 2020;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed on May 15, 2020;

•                  our Current Reports on Form 8-K filed on January 27, 2020, February 27, 2020, February 28, 2020, March 6, 2020, March 23, 2020, March 26, 2020, April 10, 2020, April 16, 2020, May 8, 2020, May 13, 2020, May 18, 2020, May 21, 2020, May 22, 2020 and May 28, 2020;

•                  the description of our Common Stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

•                  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

9,145,909 Shares of Common Stock

PROSPECTUS

June 5, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$522.34
Legal Fees and Expenses	30,000.00
Accounting Fees and Expenses	15,000.00
Miscellaneous	—
Total	$45,522.34

Item 15.  Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our current bylaws provide for indemnification of its officers and directors to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with each of our directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.

We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 16.  Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1

Third Amended and Restated Certificate of Incorporation of Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-36714) filed on August 1, 2017).

3.2

Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2018).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-36714) filed on May 18, 2015).
4.1

Specimen Common Stock Certificate of Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (No. 333-198383) filed on October 10, 2014).

4.2	Form of Series 3 Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (No. 001-36714) filed on May 22, 2020).
5.1*	Opinion of Reed Smith LLP as to validity of the securities being registered.
10.1

Form of Common Stock Purchase Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (No. 001-36714) filed on March 27, 2018).

10.2

Equity Purchase Agreement, dated March 24, 2020, by and between jaguar Health, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (No. 001-36714) filed on March 26, 2020).

10.3

Registration Rights Agreement, dated March 24, 2020, by and between Jaguar Health, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (No. 001-36714) filed on March 26, 2020).

10.4	Form of Inducement Letter for Original Warrants (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed on May 22, 2020).
10.5	Form of Inducement Letter for Bridge Warrants (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-36714) filed on May 22, 2020).
23.1*	Consent of Mayer Hoffman McCann P.C., independent registered accounting firm.
23.2*	Consent of BDO USA, LLP, independent registered public accounting firm.
23.3*	Consent of Reed Smith LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page hereto).

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 5th day of June, 2020.

JAGUAR HEALTH, INC.,

By:	/s/ LISA A. CONTE
Lisa A. Conte
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Jaguar Health, Inc., a Delaware corporation, hereby severally constitute and appoint Lisa A. Conte and/or Carol Lizak, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for her or him and in her or his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LISA. A. CONTE	Chief Executive Officer, President and Director (Principal Executive Officer)	June 5, 2020
Lisa A. Conte

/s/ CAROL LIZAK	Chief Accounting Officer (Principal Financial and Accounting Officer)	June 5, 2020
Carol Lizak

/s/ JAMES J. BOCHNOWSKI	Chairman of the Board	June 5, 2020
James J. Bochnowski

/s/ JOHN MICEK III	Director	June 5, 2020
John Micek III

/s/ JONATHAN B. SIEGEL	Director	June 5, 2020
Jonathan B. Siegel

/s/ GREG J. DIVIS	Director	June 5, 2020
Greg J. Divis